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                                                            Exhibit 11.01

EQUITABLE RESOURCES, INC. AND SUBSIDIARIES

COMPUTATION OF EARNINGS PER COMMON SHARE
FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994


                                                                      1996          1995           1994
                                                                  ---------------------------------------
EARNINGS:

   Net income...............................................      $   59,379     $   1,548       $60,729

   Interest net of applicable income taxes on
      9 1/2% convertible subordinated debentures ...........              35            52           146
                                                                  ----------     ---------     ---------

        Adjusted earnings...................................      $   59,414     $   1,600       $60,875
                                                                  ==========     =========       =======

SHARES:

   Average common shares outstanding .......................          35,188        34,793        34,509

   Dilutive effect of conversion of 9 1/2%
      convertible subordinated debentures...................              55            84           220

   Dilutive effect of stock options outstanding.............               -            11            11
                                                                  ----------     ---------     ---------

        Total ..............................................          35,243        34,888        34,740
                                                                  ==========     =========     =========

PRIMARY EARNINGS PER SHARE..................................           $1.69          $.04         $1.76
                                                                       =====          ====         =====

FULLY DILUTED EARNINGS PER SHARE............................           $1.69          $.04         $1.75
                                                                       =====          ====         =====
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